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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    Form 8-K
                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of Earliest Event Reported):  March 29, 2001


                           GulfMark Offshore, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                     Delaware
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                 (State or Other Jurisdiction of Incorporation)


          000-22853                                  76-0526032
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  (Commission File Number)               (I.R.S. Employer Identification No.)


4400 Post Oak Parkway, Suite 1170, Houston, Texas              77027
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   (Address of Principal Executive Offices)                  (Zip Code)


                                   (713)963-9522
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              (Registrant's Telephone Number, Including Area Code)


                                          N/A
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          (Former Name or Former Address, if Changed Since Last Report)









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ITEM 5.    OTHER EVENTS
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     On December 20, 2000, the Company purchased for its short term investment account $5.3 million principal amount of commercial paper issued by Pacific Gas & Electric Company. On January 19, 2001, the principal amount plus accrued interest of $30,000 came due and Pacific Gas & Electric Company failed to pay the maturing debt. On March 29, 2001, the commercial paper was sold without any material adverse effect on the Company's business or financial position. The Company currently has cash and short term investments of approximately $36 million.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GulfMark Offshore, Inc.


Date: March 30, 2001                    By: /s/ Edward A. Guthrie
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                                            Edward A. Guthrie
                                            Executive Vice President and
                                            Chief Financial Officer









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